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Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement pertaining to the 21st Century Insurance Group 1995 Stock Option Plan of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of 21st Century Insurance Group included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Los Angeles, California
July 2, 2001

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Consent of Independent Auditors